Exhibit 10.6

ASSIGNMENT, ASSUMPTION, WAIVER AND RELEASE AGREEMENT

This ASSIGNMENT, ASSUMPTION, WAIVER AND RELEASE AGREEMENT (this “Agreement”), dated as of June 28, 2018, is entered into by and among TPG Growth III Management, LLC, a Delaware limited liability company (“TPG”), H&W Franchise Holdings LLC, a Delaware limited liability company (the “Company,” and together with any direct and indirect subsidiaries, the “Companies”), and H&W Investco LP, a Delaware limited partnership (“Assignee,” and together with TPG and the Companies, the “Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Management Agreement referred to below.

WHEREAS, the TPG and the Companies have previously entered into that certain Management Services Agreement, dated as of September 29, 2017 (together with all exhibits thereto, as the same may have been amended, the “Management Agreement”);

WHEREAS, certain affiliates of TPG shall sell all of their direct and indirect equity interests in the Companies to certain affiliates of Assignee pursuant to the terms of that certain Securities Purchase Agreement dated as of the date hereof between such affiliates of TPG and such affiliates of the Assignee (the “Purchase Agreement”); and

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Parties wish to pay certain fees and expenses to TPG thereunder, waive certain provisions of the Management Agreement, provide the releases set forth herein and assign TPG’s rights, title and interest under the Management Agreement to the Assignee, pursuant to the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.        Payment of Fees. Upon the closing of the transactions contemplated by the Purchase Agreement, the Company shall pay to TPG the aggregate amount of $935,935.30 (the “Closing Payment”) consisting of (a) $520,879.00 in respect of accrued and unpaid Annual Fees and (b) $415,056.30 in respect of Reimbursable Expenses. TPG (on behalf of itself, any Manager Designee or their respective affiliates) acknowledges that the payment of the Closing Payment constitutes payment in full and satisfaction by the Companies of all of their obligations to TPG under the Management Agreement as of the date hereof.

2.        Waiver. Notwithstanding the provisions of Section 4(v) of the Management Agreement to the contrary, the Parties agree that: (i) the closing of the transactions contemplated by the Purchase Agreement shall not constitute a Sale within the meaning of Section 4(v) of the Management Agreement; (ii) each party shall waive its rights pursuant to Section 4(v) of the Management Agreement, which call for the termination of the Management Agreement upon the consummation of the transactions contemplated by the Purchase Agreement; and (iii) the Management Agreement (including Section 4(v) thereof) shall of the survive the closing of the Transaction and continue in full force and effect following such closing.

3.        Release. TPG, on the one hand, and the Companies, on the other hand, on behalf of itself or themselves and its or their present and former affiliates and direct and indirect equityholders and its and their directors, managers, officers, employees, other representatives, and the successors and assigns of the foregoing (collectively, the “Releasors”), hereby releases, waives and forever discharges the Companies on the one hand, or TPG on the other hand, as applicable, and its or their present and former affiliates and direct and indirect equityholders and its and their directors, managers, officers, other representatives, and the successors and assigns of the foregoing (collectively, the “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity, which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever arising out of or relating to the Management Agreement or the transactions contemplated thereby or services performed thereunder. The Releasees are expressly made third-party beneficiaries of this Section 3.

4.        Assignment and Assumption. Effective upon the closing of the transactions contemplated by the Purchase Agreement (including the making of the Closing Payment pursuant to Section 1 hereof), and in reliance on the releases provided pursuant to Section 3 hereof, TPG hereby irrevocably transfers, assigns and delivers to Assignee all of TPG’s rights, title and interest under the Management Agreement and Assignee hereby accepts such assignment and assumes and agrees to be responsible for performance and discharge of TPG’s obligations under the Management Agreement.

5.        Governing Law; Jurisdiction. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO RELATING IN ANY WAY TO THIS AGREEMENT MUST BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE SITTING IN WILMINGTON COUNTY, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

5.        Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY

6.        Further Assurances. Upon the terms and subject to the conditions contained herein, the Parties agree (i) to use commercially reasonable efforts to take, or cause to be taken,

all actions and to do, or cause to be done, all things necessary, proper or advisable to effect, consummate, make effective, confirm or evidence transactions contemplated by this Agreement and (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated by this Agreement.

7.        Counterparts. This instrument may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TPG:

TPG GROWTH III MANAGEMENT, LLC

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

[Signature page to Assignment and Assumption and Waiver Agreement (MSA)]

COMPANY:

H&W FRANCHISE HOLDINGS LLC

By:	/s/ Mark Grabowski
Name: Mark Grabowski
Title: Manager

ASSIGNEE:

H&W INVESTCO MANAGEMENT LLC, a Delaware limited liability company

By:	MGAG LLC, a Delaware limited liability company, as its general partner

	By:	/s/ Mark Grabowski
Name: Mark Grabowski
Title: Managing Partner

[Signature page to Assignment and Assumption and Waiver Agreement (MSA)]